UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported):  May 24, 2018

Unico American Corporation

 (Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-03978	95-2583928
(Commission File Number)	(IRS Employer Identification No.)

26050 Mureau Road
Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 591-9800

(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company |_|

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. |_|

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)  Unico American Corporation held its 2018 Annual Meeting of Shareholders on May 24, 2018. The only matter voted upon at the meeting was the election of eight (8) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified.

(b)  The votes cast with respect to the matter were as follows:

The Election of the following persons to the Board of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Shares Abstained
Michael Budnitsky	3,038,150	438,892	534,406
Cary L. Cheldin	2,996,054	480,988	534,406
Erwin Cheldin	3,025,509	451,533	534,406
Andrew L. Furgatch	3,436,587	40,455	534,406
George C. Gilpatrick	2,997,764	479,278	534,406
David T. Russell	3,464,332	12,710	534,406
Samuel J. Sorich	3,434,862	42,180	534,406
Ernest A. Wish	3,436,587	40,455	534,406

 There were no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            UNICO AMERICAN CORPORATION

                                                                (Registrant)

Date: May 25, 2018                            By:   /s/ Michael Budnitsky

                                            Name:  Michael Budnitsky

                                            Title:    Treasurer, Chief Financial Officer and Secretary